Exhibit 5.1

ATTORNEYS AND COUNSELORS AT LAW One Biscayne Tower 2 S. Biscayne Boulevard | Suite 2100 Miami, FL 33131 T: 305.373.9400 F: 305.373.9443 nelsonmullins.com

October 7, 2022

SHF Holdings, Inc.

5269 W. 62nd Avenue

Arvada, CO 80003

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to SHF Holdings, Inc., a Delaware corporation (the “Company”), in connection with the registration of (i) the offer and sale by certain selling stockholders (the “Selling Stockholders”) named in the Registration Statement (defined below) of up to 16,360,000 shares (the “Conversion Shares”) of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), issuable from time to time upon conversion of outstanding shares of Series A Convertible Preferred Stock offered and sold by the Company to certain investors in a private offering (the “PIPE”); (ii) the offer and sale by the Selling Stockholders of up to 1,022,500 shares of Class A Common Stock (the “Private Warrant Shares”) issuable from time to time upon the exercise of outstanding warrants offered and sold by the Company in the PIPE; and (iii) the issuance by the Company of up to 5,750,000 shares of Class A Common Stock (the “Public Warrant Shares,” and together with the Private Warrant Shares, the “Warrant Shares”) issuable from time to time upon the exercise of certain outstanding warrants issued by the Company in its initial public offering (the “Public Warrants,” and together with the Private Warrants, the “Warrants”). The Conversion Shares and Warrant Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus (collectively, the “Prospectus”), other than as expressly stated herein.

The Warrants were issued pursuant to a Warrant Agreement dated June 23, 2021 (the “Warrant Agreement”) between the Company and Continental Stock Transfer & Trust Company, as warrant agent.

In connection with this opinion letter, we have examined and relied upon (i) the Registration Statement and the Prospectus; (ii) the Company’s Second Amended and Restated Certificate of Incorporation, the Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock (the “Certificate of Designation”), and the Company’s Bylaws, each as currently in effect; (iii) the Warrant Agreement; (iv) a certificate of the Secretary of State of the State of Delaware certifying as to the formation and good standing of the Company under the laws of the State of Delaware as of September 26, 2022 (the “Good Standing Certificate”); and (v) originals or copies certified to our satisfaction of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

SHF Holdings, Inc.

October 7, 2022

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all persons executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the Warrant Agreement is the valid and binding obligation of each of the parties thereto, enforceable against such parties in accordance with its terms; (xiii) that the statements contained in the certificates and comparable documents of public officials, including the Good Standing Certificate, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (ix) that at or prior to the time of the issuance and delivery of any of the Conversion Shares or Warrant Shares, the Registration Statement will have been declared effective under the Securities Act; and (x) that there has not been nor will there be any change in the good standing status of the Company from that reported in the Good Standing Certificate. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The Conversion Shares have been duly authorized by all necessary corporate action of the Company and, when issued in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable.

2.	The Warrant Shares have been duly authorized by all necessary corporate action of the Company and, when issued in accordance with terms of the Warrants and the Warrant Agreement, will be validly issued, fully paid and nonassessable.

SHF Holdings, Inc.

October 7, 2022

Our opinions set forth above are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) the creation, validity, attachment, perfection, or priority of any lien or security interest, (f) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (g) waivers of broadly or vaguely stated rights, (h) provisions for exclusivity, election or cumulation of rights or remedies, (i) provisions authorizing or validating conclusive or discretionary determinations, (j) grants of setoff rights, (k) proxies, powers and trusts, (l) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, and (m) the severability, if invalid, of provisions to the foregoing effect.

We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP

NELSON MULLINS RILEY & SCARBOROUGH LLP